                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE


[UNITEDAUTO LOGO]                                       United Auto Group, Inc.
                                                        13400 Outer Drive West
                                                        Suite B36
                                                        Detroit, MI  48239


Contact: Jim Davidson                           Phil Hartz                           Tony Pordon
         Executive VP -                         Senior VP -                          Vice President -
         Finance                                Corporate Communications             Investor Relations
         201-325-3303                           313-592-5365                         313-592-5266
         jdavidson@unitedauto.com               phartz@unitedauto.com                tony.pordon@unitedauto.com


                        UNITEDAUTO REPORTS RECORD RESULTS
          ------------------------------------------------------------

                     REVENUE INCREASED 19.9% TO $1.6 BILLION
          NET INCOME INCREASED 20.7% TO $13.5 MILLION ($0.38 PER SHARE)

           ----------------------------------------------------------

            SAME STORE RETAIL REVENUE AND GROSS PROFIT INCREASED 5.4%
                             AND 8.7%, RESPECTIVELY

          ------------------------------------------------------------


         DETROIT, MI, October 24, 2001 - United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced record results for the third quarter 2001. Third quarter revenues increased 19.9% to $1.6 billion from $1.3 billion in 2000, and net income increased 20.7% to $13.5 million. Earnings per share were $0.38 compared to $0.40 in the third quarter 2000. Earnings per share reflect a 26.1% increase in weighted average shares outstanding from 28,080,000 to 35,418,000 in 2001.

         During the quarter, the Company retailed 36,835 and 17,728 new and used retail units, representing increases of 15.1% and 11.9%, respectively, versus the third quarter 2000. Gross profit increased 21.1% to $221.1 million and, most importantly, revenues from high margin service and parts operations increased 22.4% to $159.4 million.

         For the nine months ended September 30, 2001, revenue increased 26.3% to $4.6 billion versus $3.6 billion in 2000, and net income increased 39.9% to $33.5 million. Nine months 2000 net earnings included an extraordinary item resulting from the retirement of debt in the second quarter of 2000. Earnings per share were $1.00, up 22.0% over the $0.82 reported in 2000. Earnings per share reflect a 14.4% increase in weighted average shares outstanding from 29,325,000 to 33,550,000 in 2001.

         Roger Penske, Chairman, said, "This was a record quarter for UnitedAuto. Despite the effects of the tragic events that occurred on September 11th, which initially decreased dealership traffic, we have seen our level of business increase. Our business remains strong, as evidenced by increases in same store revenue and retail units sales. I am particularly pleased to see the Company's third quarter 2001 same store results reflect: a 4.4% increase in new retail vehicle revenues; a 4.6% increase in used retail vehicle revenues; a 22.1% increase in finance and insurance revenues; and a 7.5% increase in service and parts revenues, over the comparable prior year period. In



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light of our continued strong operational performance and an increase in our working capital and acquisition credit facility to nearly $1.0 billion, we believe our business is positioned for future growth."

         Sam DiFeo Jr., President, added, "I am delighted with our results for the third quarter. We are realizing the benefits from our favorable brand mix and our efforts to increase service and parts operations. Our ability to increase sales while maintaining customer satisfaction levels, coupled with our efforts to reduce inventory levels, will continue to help us achieve future success."

         Based upon the strong nine months results, the Company believes earnings per share will be at least $1.25 for the year ending December 31, 2001. For 2002, the Company is currently estimating that same store revenues will increase between 3% and 5%. In addition, the Company currently estimates that earnings per share will be at least $1.45, before the impact of the new accounting standard affecting the amortization of goodwill.

         UnitedAuto, which pursues a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 126 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services.

         UnitedAuto will host a conference call discussing financial results relating to third quarter 2001 on Wednesday, October 24, 2001 at 11 A.M. Eastern time. Advance registration is not required. Participants must call
(888)-396-9923 (International, please call (712)-271-3627). Calls need to be made shortly before the call is to commence. Please provide the leader's name - Roger Penske - as well as the code UAG3Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which could effect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.



                                     -more-


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                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                                           Third Quarter
                                                               --------------------------------------
                                                                    2001                      2000
                                                                    ----                      ----

New Vehicle Sales (a)                                          $   988,522                $   818,112
Used Vehicle Sales (b)                                             380,016                    329,484
Finance and Insurance                                               67,885                     53,373
Service and Parts                                                  159,360                    130,204
                                                               -----------                -----------
     Total Revenues                                              1,595,783                  1,331,173
Cost of Sales                                                    1,374,684                  1,148,560
                                                               -----------                -----------
     Gross Profit (c)                                              221,099                    182,613
Selling, General & Administrative Expenses                         179,592                    142,453
                                                               -----------                -----------
     Operating Income                                               41,507                     40,160
Floor Plan Interest Expense                                         (9,522)                   (11,226)
Other Interest Expense                                              (7,995)                    (8,681)
                                                               -----------                -----------
     Income Before Minority Interests and Income
           Tax Provision                                            23,990                     20,253
Minority Interests                                                     (66)                      (162)
Income Tax Provision                                               (10,436)                    (8,912)
                                                               -----------                -----------
     Net Income                                                $    13,488                $    11,179
                                                               ===========                ===========
Diluted Earnings Per Share                                     $      0.38                $      0.40
                                                               ===========                ===========
Diluted Weighted Average Shares Outstanding                         35,418                     28,080
                                                               ===========                ===========
EBITDA (d)                                                     $    40,718                $    35,200
                                                               ===========                ===========


SAME STORE OPERATING DATA
-------------------------

New Vehicle Retail Sales                                       $   774,606                $   742,269
Used Vehicle Retail Sales                                          239,540                    228,988
Finance and Insurance                                               51,413                     42,124
Service and Parts                                                  131,578                    122,417
                                                               -----------                -----------
      Total Same Store Retail Revenue                          $ 1,197,137                $ 1,135,798
                                                               ===========                ===========


(a) Includes fleet sales of $40.3 million and $30.9 million in 2001 and 2000, respectively.
(b) Includes used wholesale sales of $93.9 million and $82.2 million in 2001 and 2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.4%, 10.7%, 58.7%, and 44.8%, respectively, compared with 8.4%, 10.8%, 60.6% and 43.6% in the comparable prior year period.
(d) EBITDA is defined as income before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $8.7 million and $6.3 million in 2001 and 2000, respectively.



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                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)


                                                                                  Nine Months
                                                                   --------------------------------------
                                                                        2001                       2000
                                                                        ----                       ----
New Vehicle Sales (a)                                              $ 2,842,230                $ 2,208,984
Used Vehicle Sales (b)                                               1,118,820                    934,861
Finance and Insurance                                                  188,899                    145,077
Service and Parts                                                      455,993                    357,167
                                                                   -----------                -----------
     Total Revenues                                                  4,605,942                  3,646,089
Cost of Sales                                                        3,974,057                  3,144,583
                                                                   -----------                -----------
     Gross Profit (c)                                                  631,885                    501,506
Selling, General & Administrative Expenses                             511,330                    396,209
                                                                   -----------                -----------
     Operating Income                                                  120,555                    105,297
Floor Plan Interest Expense                                            (33,447)                   (31,683)
Other Interest Expense                                                 (27,239)                   (22,974)
                                                                   -----------                -----------
     Income Before Minority Interests, Income
           Tax Provision and Extraordinary Item                         59,869                     50,640
Minority Interests                                                        (364)                      (475)
Income Tax Provision                                                   (26,042)                   (22,282)
                                                                   -----------                -----------
      Income Before Extraordinary Item                                  33,463                     27,883
Extraordinary Item                                                        --                       (3,969)
                                                                   -----------                -----------
     Net Income                                                    $    33,463                $    23,914
                                                                   ===========                ===========
Diluted Earnings Per Share Before Extraordinary Item               $      1.00                $      0.95
                                                                   ===========                ===========
Diluted Earnings Per Share                                         $      1.00                $      0.82
                                                                   ===========                ===========
Diluted Weighted Average Shares Outstanding                             33,550                     29,325
                                                                   ===========                ===========
EBITDA (d)                                                         $   111,778                $    90,961
                                                                   ===========                ===========


SAME STORE OPERATING DATA
-------------------------

New Vehicle Retail Sales                                           $ 1,882,204                $ 1,768,305
Used Vehicle Retail Sales                                              614,031                    600,922
Finance and Insurance                                                  123,367                    106,669
Service and Parts                                                      312,782                    298,760
                                                                   -----------                -----------
     Total Same Store Retail Revenue                               $ 2,932,384                $ 2,774,656
                                                                   ===========                ===========


(a) Includes fleet sales of $128.5 million and $105.9 million in 2001 and 2000, respectively.
(b) Includes used wholesale sales of $272.3 million and $236.2 million in 2001 and 2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.6%, 58.8%, and 44.8%, respectively, compared with 8.6%, 10.8%, 59.4% and 43.5% in the comparable prior year period.
(d) EBITDA is defined as income before minority interests, income tax provision, extraordinary item, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $24.7 million and $17.3 million in 2001 and 2000, respectively.



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                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)


                                                                  (Unaudited)
                                                          9/30/01           6/30/01         12/31/00
                                                          -------           -------         --------
ASSETS
Cash and Cash Equivalents                              $    4,658        $    1,557        $    7,413
Accounts Receivable, Net                                  223,550           248,443           190,792
Inventories                                               661,206           750,530           737,942
Other Current Assets                                       20,052            19,888            15,469
                                                       ----------        ----------        ----------
     Total Current Assets                                 909,466         1,020,418           951,616
Property and Equipment, Net                               169,553           145,883           107,085
Intangible Assets, Net                                    743,467           741,400           664,510
Other Assets                                               34,601            38,494            39,484
                                                       ----------        ----------        ----------
     Total Assets                                      $1,857,087        $1,946,195        $1,762,695
                                                       ==========        ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Floor Plan Notes Payable                               $  637,067        $  691,021        $  689,687
Accounts Payable and Accrued Expenses                     146,865           132,625           127,419
Current Portion Long - Term Debt                           32,051            35,027            41,456
                                                       ----------        ----------        ----------
     Total Current Liabilities                            815,983           858,673           858,562
Long - Term Debt (a)                                      463,590           524,759           377,721
Other Liabilities                                          83,549            74,422            64,742
                                                       ----------        ----------        ----------
     Total Liabilities                                  1,363,122         1,457,854         1,301,025
Stockholders' Equity (b)                                  493,965           488,341           461,670
                                                       ----------        ----------        ----------
     Total Liabilities and Stockholders' Equity        $1,857,087        $1,946,195        $1,762,695
                                                       ==========        ==========        ==========


(a) Availability under the Company's credit facility amounts to $226.0 million as of September 30, 2001.
(b) Includes a $11.7 million decrease at September 30, 2001 due to the impact of Statement of Financial Accounting Standards No. 133 - Accounting For Derivative Instruments and Hedging Activities.